                                                                    Exhibit 11.1

                              TERA COMPUTER COMPANY
                          (a development stage company)

                        COMPUTATION OF NET LOSS PER SHARE

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

                                                         TWELVE MONTHS ENDED                                     INCEPTION
                                                            DECEMBER 31,                                          THROUGH
                                 ------------------------------------------------------------------             DECEMBER 31,
                                      1995                     1996                        1997                     1997
                                  -----------             ------------                ------------             ------------
WEIGHTED AVERAGE SHARES
  OUTSTANDING                       2,646,243                5,320,785                   8,784,943                2,193,839

NET LOSS APPLICABLE TO
  COMMON STOCK                    ($5,646,331)            ($12,077,338)               ($17,863,987)            ($44,909,076)
                                  ===========             ============                ============             ============


NET LOSS PER COMMON SHARE              ($2.13)                  ($2.27)                     ($2.03)                 ($20.47)
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